UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2010

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 15, 2010, Bimini Capital Management, Inc. (the “Company” or “Bimini”) held its Annual Stockholders’ Meeting in Vero Beach, Florida for the purpose of: (i) electing one Class I director to serve on Bimini’s board of directors (the “Board”) until the 2013 Annual Meeting of Stockholders; (ii) approving the 2010 Long Term Incentive Compensation Plan; and (iii) ratifying the selection of BDO Seidman, LLP as Bimini’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The total number of shares of common stock entitled to vote at the Annual Meeting was 10,067,592, of which 8,356,221 shares, or 83.00%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The election of one Class I director to serve on the Board until the 2013 Annual Meeting of Stockholders.

Director	For	Abstain	Broker Non-Votes
Frank E. Jaumot	2,177,518	1,197,540	4,981,163

Mr. Jaumot was elected to serve as Class I director until the 2013 Annual Meeting of Stockholders.  The continuing directors of the Company are Robert E. Cauley and Robert J. Dwyer.

Proposal 2.  The approval the 2010 Long Term Incentive Compensation Plan.

For	Against	Abstain	Broker Non-Votes
1,989,763	1,319,162	66,133	4,981,163

The 2010 Long Term Incentive Compensation Plan was not approved.  For purposes of the vote on Proposal 2, abstentions and broker non-votes have the same effect as votes against the proposal. The Board has elected not to incur the costs required to undertake the effort to solicit more votes related to Proposal 2 from the pool of broker non-votes.  As stipulated in the Company’s Proxy Statement dated April 30, 2010, in the event the Company did not receive sufficient votes to approve the 2010 Plan, the 2003 Long Term Incentive Compensation Plan will remain in effect and the 2010 Plan will not be implemented.

Proposal 3.  Ratification of the selection of BDO Seidman, LLP as independent registered public accounting firm for the Company for the 2010 fiscal year.

For	Against	Abstain	Broker Non-Votes
8,197,398	-0-	158,823	-0-

The selection of BDO Seidman, LLP as independent registered public accounting firm for the Company for the 2010 fiscal year was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2010	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer